                                        AGREEMENT AND PLAN OF REORGANIZATION

                                                       BETWEEN

                                             VANGUARD ENTERPRISES, INC.

                                                         AND

                                            CIRCLE OF FIRE STUDIOS, INC.


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                                TABLE OF CONTENTS

         1.  Plan of Reorganization......................................1

         2.  Exchange of Shares..........................................1

         3.  Pre-Closing Events..........................................2

         4.  Exchange of Securities......................................2

         5.  Other Events Occurring at Closing...........................3

         6.  Delivery of Shares..........................................4

         7.  Representations of Circle Stockholders......................4

         8.  Representatiions of Circle..................................4

         9.  Representations of Vanguard and Dixon.......................6

         10.  Closing....................................................8

         11.  Conditions Precedent to the Obligations of Circle..........8

         12.  Conditions Precedent to the Obligations of Vanguard ......10

         13.  Indemnification...........................................10

         14.  Nature and Survival of Representations....................11

         15.  Documents at Closing......................................11

         16.  Finder's Fees.............................................12

         17.  Miscellaneous.............................................12

Signature Page..........................................................13

Exhibit A - Circle Stockholder Schedule
Exhibit B - Amendment to Articles of Incorporation
Exhibit C - Investment Letter

                                       (i)


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                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this day of January, 1999, by and among Vanguard Enterprises, Inc., a Delaware corporation (hereinafter "Vanguard"); Lynn Dixon, the principal shareholder of Vanguard (hereinafter "Dixon"); Circle of Fire Studios, Inc., a Nevada corporation (hereinafter "Circle"), and the owners of all the outstanding shares of common stock of Circle (hereinafter the "Circle Stockholders").

                                    RECITALS:

         WHEREAS, the Circle Stockholders own all of the issued and outstanding common stock of Circle which comprises 3,535,907 shares (the "Circle Common Stock"). Vanguard desires to acquire the Circle Common Stock solely in exchange for voting common stock of Vanguard, making Circle a wholly-owned subsidiary of Vanguard; and

         WHEREAS, the Circle Stockholders (as set forth on the attached Exhibit "A") desire to acquire voting common stock of Vanguard in exchange for the Circle Common Stock, as more fully set forth herein.

         NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         1. Plan of Reorganization. It is hereby agreed that all of the Circle Common Stock shall be acquired by Vanguard in exchange solely for Vanguard common voting stock (the "Vanguard Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of Circle shall be acquired by Vanguard in exchange solely for Vanguard common voting stock and that this entire transaction qualify as a corporate reorganization under Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder.

         2. Exchange of Shares. Vanguard and Circle Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, the Circle Common Stock shall be delivered at Closing to Vanguard in exchange for the Vanguard Shares, after giving effect to a 2 to 1 reverse stock split (the "Vanguard Reverse Stock Split") as to all presently outstanding shares of Vanguard common stock, as follows:

         (a) At Closing, Vanguard shall, subject to the conditions set forth herein, issue an aggregate of 8,149,816 shares of Vanguard common stock (after giving effect to the Vanguard Reverse Stock Split) for immediate delivery to the Circle Stockholders in exchange for Vanguard Shares.

         (b) Each Circle Stockholder shall execute this Agreement or a written consent to the exchange of their Circle Common Stock for Vanguard Shares.

         (c) Unless otherwise agreed by Vanguard and Circle this transaction shall close only in the event Vanguard is able to acquire at least 80% of the outstanding Circle Common Stock; however, it is the intent of the parties to have Vanguard acquire all of the Circle Common Stock.

         3. Pre-Closing Events. The Closing is subject to the completion of the following:

         (a) Vanguard shall have authorized 50,000,000 shares of $.001 par value common stock and 500,000 shares of $.001 par value preferred stock. The preferred stock shall be subject to issuance in such series and with such rights, preferences and designations as determined in the sole discretion of the board of directors.

         (b) Vanguard shall have effectuated the Vanguard Reverse Stock Split at or prior to Closing, and shall have 500,000 shares of its common stock issued and outstanding and no other shares of capital stock issued or outstanding.

         (c) Vanguard shall demonstrate to the reasonable satisfaction of Circle that it has no material assets and no liabilities contingent or fixed.

         (d) Circle shall demonstrate to the reasonable satisfaction of Vanguard that it has resolved and settled all ongoing litigation with former owners of Circle re ownership and use of assets of Circle and that Circle has clear title to its intellectual property.

         4. Exchange of Securities. As of the Closing Date each of the following shall occur:

         (a) All shares of Circle Common Stock issued and outstanding immediately prior to the Closing Date shall be exchanged for the Vanguard Shares (up to an aggregate amount of 8,149,816 Vanguard Shares to be delivered at Closing). All such outstanding shares of Circle Common Stock shall be deemed, after Closing, to be owned by Vanguard. The holders of such certificates previously evidencing shares of Circle Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of Circle Common Stock except as otherwise provided herein or by law;

         (b) Any shares of Circle Common Stock held in the treasury of Circle immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

         (c) The 500,000 shares of Vanguard common stock previously issued and outstanding prior to the Closing, after giving effect to the Vanguard Reverse Split, will remain outstanding.

         5. Other Events Occurring at Closing. At Closing, the following shall be accomplished:

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

         (a) Vanguard shall file an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware in substantially the form attached hereto as Exhibit "B" effecting an amendment to its Certificate of Incorporation to reflect a name change Activeworlds.Com, Inc. as set forth in the attached Exhibit "B".

         (b) The resignation of the existing Vanguard officer and director and appointment of new officers and directors as directed by Circle.

         (c) Vanguard shall have completed a limited offering under Regulation D, Rule 504, as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, of up to 2,000,000 (but no less than 550,000 shares) shares of its common stock at $.50 per share. The gross proceeds of this offering (the "Vanguard Financing") shall be up to $1,000,000, (but no less than $275,000) which amount, less agreed upon costs, shall be delivered to the control of new management of Vanguard at Closing in good funds or shall be represented by the conversion of previous loans to Circle arranged for by Baytree. The Vanguard Financing shall have been completed in compliance with all applicable state and federal securities laws and the securities sold shall be delivered at Closing to the investors in the Vanguard Financing. Persons who have loaned money to Circle, up to $1,000,000, shall be given the opportunity to convert the principal of said loans to the purchase of shares in the limited offering prior to Closing upon the same terms as other investors in the limited offering.

         (d) It is recognized by the parties hereto that Circle entered into an agreement including all amendments thereto (the "Baytree Agreement" originally dated October 30 1998, with Baytree Capital Associates, LLC ("Baytree") wherein Baytree agreed to identify a public company to be involved in a "reverse merger" with Circle, and that Vanguard is the public company agreed to by Baytree and Circle. Under said Baytree Agreement, at Closing of the transactions described herein, Vanguard shall issue 20,000 shares of its common stock (after given effect to the Vanguard Reverse Stock Split) to Baytree for each $100,000 (or part thereof above the minimum of $275,000) raised in the Vanguard Financing. These shares are deemed to be covered by the defined term "Vanguard Shares" as set forth herein for purposes of all representations and warranties of Vanguard and the legal opinion given on behalf of Vanguard herein. Out of the proceeds of the Vanguard Financing (as further defined herein) there shall be paid at Closing, a non-accountable expense allowance of $30,000 to Baytree and the fees and reasonable disbursements of Baytree and Acquiror's legal counsel not to exceed $30,000.00 (to be paid from the proceeds of the Vanguard Financing). Furthermore, Vanguard recognizes and hereby assumes, at Closing, the obligations of Circle set forth in the Baytree Agreement including the obligation to register shares of its common stock issued to Baytree hereunder at the request of Baytree in accordance with the express terms and conditions of said Baytree Agreement including "Piggyback" registration rights and further acknowledges its obligation to issue stock under the terms of the Baytree Agreement for six months after any initial Closing in the event the entire Financing has not been completed at the initial Closing and additional amounts are thereafter financed, at the discretion of Circle, pursuant to the terms of the Baytree Agreement.

         (e) Vanguard shall issue warrants to certain warrantholders of Circle (as set forth on Exhibit "A") in exchange for outstanding warrants of Circle. The Vanguard warrants issued shall cover an aggregate of 484,023 post split shares exercisable at varying prices and subject to terms similar to the Circle options for which they are being exchanged.

         (f) Vanguard shall adopt a Stock Option Plan at Closing to include up to 1,000,000 shares of its common stock. The Plan shall include "incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended and other options and similar rights. Vanguard shall grant options under said plan to employees and others, at Closing, exercisable at $.50 per share, as designed by Circle subject to the reasonable approval of Vanguard.

         6. Delivery of Shares. On or as soon as practicable after the Closing Date, Circle will use its best efforts to cause the Circle Stockholders to surrender certificates for cancellation representing their shares of Circle Common Stock, against delivery of certificates representing the Vanguard Shares for which the shares of Circle Common Stock are to be exchanged at Closing.

          7. Representations of Circle Stockholders. Each Circle Stockholder hereby represents and warrants each only as to its own Circle Common Stock, effective this date and the Closing Date as follows:

         (a) Except as may be set forth in Exhibit "A", the Circle Common Stock is free from claims, liens, or other encumbrances, and at the Closing Date said Circle Stockholder will have good title and the unqualified right to transfer and dispose of such Circle Common Stock.

         (b) Said Circle Stockholder is the sole owner of the issued and outstanding Circle Common Stock as set forth in Exhibit "A";

         (c) Said Circle Stockholder has no present intent to sell or dispose of the Vanguard Shares and is not under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the Vanguard Shares.

         8. Representations of Circle. Circle hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing Date:

         (a) Except as noted on Exhibit "A", the Circle Stockholders listed on the attached Exhibit "A" are the sole owners of record and beneficially of the issued and outstanding common stock of Circle.

         (b) Circle has no outstanding or authorized capital stock, warrants, options or convertible securities other than as described in the Circle Financial Statements or in Exhibit "A", attached hereto.

         (c) The unaudited financial statements as of and for the periods ended December 31, 1997 and October 27, 1998, which have been (or will be prior dissemination of an Information Statement by Vanguard) delivered to Vanguard (hereinafter referred to as the "Circle Financial Statements") are complete and accurate and fairly present the financial condition of Circle as of the dates thereof and the results of its operations for the periods covered. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the Circle Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations in the ordinary course of business; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Circle as reflected in the Circle Financial Statements. Circle has good title to all assets shown on the Circle Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The Circle Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Circle as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

         (d) Since the date of the Circle Financial Statements, there have not been any material adverse changes in the financial position of Circle except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Circle.

         (e) Circle is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the Circle Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against Circle.

         (f) Circle is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on Circle.

         (g) Circle has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

         (h) Circle has not materially breached any material agreement to which it is a party. Circle has previously given Vanguard copies or access thereto of all material contracts, commitments and/or agreements to which Circle is a party including all relationships or dealings with related parties or affiliates.

         (i) Circle has no subsidiary corporations except as described in writing to Vanguard.

         (j) Circle has made all material corporate financial records, minute books, and other corporate documents and records available for review to present management of Vanguard prior to the Closing Date, during reasonable business hours and on reasonable notice.

         (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which Circle is a party and has been duly authorized by all appropriate and necessary corporate action under Delaware of other applicable law and Circle, to the extent required, has obtained all necessary approvals or consents required by any agreement to which Circle is a party.

         (l) All disclosure information regarding Circle which is to be set forth in disclosure documents of Vanguard or otherwise delivered to Vanguard by Circle for use in connection with the transaction (the "Acquisition") described herein is true, complete and accurate in all material respects.

         9. Representations of Vanguard and Dixon. Vanguard, and Dixon to the best of his knowledge, hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

         (a) As of the Closing Date, the Vanguard Shares, to be issued and delivered to the Circle Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of Vanguard common stock, fully-paid and nonassessable. Vanguard shall have completed its reverse stock split wherein each holder of Vanguard Shares shall have received one share of the Vanguard Shares for each two Vanguard Shares previously held. The total number of Vanguard Shares outstanding shall be 500,000. No shares of Vanguard's preferred stock, $0.001 shall be outstanding.

         (b) Vanguard has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Vanguard. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Vanguard is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Vanguard or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of Vanguard.

         (c) Vanguard has delivered to Circle a true and complete copy of its audited financial statements for the years ended December 31, 1996 and 1997, and unaudited financial statements for the nine months ended September 30, 1998, (the "Vanguard Financial Statements"). The Vanguard Financial Statements are complete, accurate and fairly present the financial condition of Vanguard as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The Vanguard Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Vanguard as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

         (d) Since September 30, 1998, there have not been any material adverse changes in the financial condition of Vanguard except with regard to disbursements to pay reasonable and ordinary expenses in connection with maintaining its corporate status and pursuing the matters contemplated in this Agreement. Prior to Closing, all accounts payable and other liabilities of Vanguard shall be paid and satisfied in full and Vanguard shall have no liabilities either contingent or fixed.

         (e) Vanguard is not a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the Vanguard Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of Dixon, threatened or contemplated against or affecting Vanguard, its management or its properties.

         (f) Vanguard is duly organized, validly existing and in good standing under the laws of the State of Delaware; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

         (g) Vanguard has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on Vanguard, and has paid or made adequate provision in the Vanguard Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Vanguard is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

         (h) There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of Vanguard, except as contemplated in this Agreement.

         (i) The corporate financial records, minute books, and other documents and records of Vanguard have been made available to Circle prior to the Closing and shall be delivered to new management of Vanguard at Closing.

         (j) Vanguard has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that Vanguard has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which Vanguard is subject. Vanguard hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to Circle all relationships or dealings with related parties or affiliates.

         (k) Vanguard common stock is currently approved for quotation on the OTC Bulletin Board under the symbol "VANG" and there are no stop orders in effect with respect thereto.

         (l) All information regarding Vanguard which has been provided to Circle or otherwise disclosed in connection with the transactions contemplated herein, is true, complete and accurate in all material respects. Vanguard and Dixon specifically disclaim any responsibility regarding disclosures as to Circle, its business or its financial condition.

         10. Closing. The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to take place on or about January 21, 1999, but no later than February 12, 1999, unless extended by mutual consent of all parties hereto. The "Closing Date" of the transactions described herein (the "Acquisition"), shall be that date on which all conditions set forth herein have been met and the Vanguard Shares are issued in exchange for the Circle Common Stock.

         11. Conditions Precedent to the Obligations of Circle. All obligations of Circle under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

         (a) The representations and warranties by or on behalf of Dixon and Vanguard contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

         (b) Vanguard shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

         (c) On or before the Closing, the board of directors, and shareholders representing a majority interest the outstanding common stock of Vanguard, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

         (d) On or before the Closing Date, Vanguard shall have delivered to Circle certified copies of resolutions of the board of directors and shareholders of Vanguard approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Vanguard to comply with the terms of this Agreement including the election of Circle's nominees to the Board of Directors of Vanguard and all matters outlined herein.

         (e) The Acquisition shall be permitted by applicable law and Vanguard shall have sufficient shares of its capital stock authorized to complete the Acquisition.

         (f) At Closing, the existing sole officer and director of Vanguard shall have resigned in writing from all positions as director and officer of Vanguard effective upon the election and appointment of the Circle nominees.

         (g) At the Closing, all instruments and documents delivered to Circle and Circle Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Circle.

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

         (h) The shares of restricted Vanguard capital stock to be issued to Circle Stockholders and in the Vanguard Financing at Closing will be validly issued, nonassessable and fully-paid under Delaware corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.

         (i) Circle and Circle Stockholders shall have received the advice of their tax advisor, if deemed necessary by them, as to all tax aspects of the Acquisition.

         (j) Circle shall have received all necessary and required approvals and consents from required parties and its shareholders.

         (k) Vanguard shall have completed at least $275,000 of the Vanguard Financing.

         (l) At the Closing, Vanguard shall have delivered to Circle an opinion of its counsel dated as of the Closing to the effect that:

                  (i) Vanguard is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (ii) This Agreement has been duly authorized, executed and delivered by Vanguard and is a valid and binding obligation of Vanguard enforceable in accordance with its terms;

                  (iii) Vanguard through its board of directors and stockholders has taken all corporate action necessary for performance under this Agreement;

                  (iv) The documents executed and delivered by Vanguard to Circle and Circle Stockholders hereunder are valid and binding in accordance with their terms and vest in Circle Stockholders, as the case may be, all right, title and interest in and to the Vanguard Shares to be issued pursuant to the terms hereof, and the Vanguard Shares when issued will be duly and validly issued, fully-paid and nonassessable;

                  (v) Vanguard has the corporate power to execute, deliver and perform under this Agreement;

                  (vi) Legal counsel for Vanguard is not aware of any liabilities, claims or lawsuits involving Vanguard;

         12. Conditions Precedent to the Obligations of Vanguard. All obligations of Vanguard under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         (a) The representations and warranties by Circle and Circle Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

         (b) Circle shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

         (c) Circle shall deliver on behalf of the Circle Stockholders a letter commonly known as an "Investment Letter," signed by each of said shareholders, in substantially the form attached hereto as Exhibit "C", acknowledging that the Vanguard Shares are being acquired for investment purposes.

         (d) Circle shall deliver an opinion of its legal counsel to the effect that:

                  (i) Circle is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on Circle;

                  (ii) This Agreement has been duly authorized, executed and delivered by Circle.

                  (iii) The documents executed and delivered by Circle and Circle Stockholders to Vanguard hereunder are valid and binding in accordance with their terms and vest in Vanguard all right, title and interest in and to the Circle Common Stock, which stock is duly and validly issued, fully-paid and nonassessable.

         13. Indemnification. For a period of one year from the Closing, Vanguard and Dixon agree to jointly and severally indemnify and hold harmless Circle, and Circle agrees to indemnify and hold harmless Vanguard and Dixon, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

         14. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         15. Documents at Closing. At the Closing, the following documents shall be delivered:

         (a) Circle will deliver, or will cause to be delivered, to Vanguard the following:

                  (i) a certificate executed by the President and Secretary of Circle to the effect that all representations and warranties made by Circle under this Agreement are true and correct as of the Closing, the same as though originally given to Vanguard on said date;

                  (ii) a certificate from the jurisdiction of incorporation of Circle dated at or about the Closing to the effect that Circle is in good standing under the laws of said jurisdiction;

                  (iii) Investment Letters in the form attached hereto as Exhibit "C" executed by each Circle Stockholder;

                  (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                  (v) certified copies of resolutions adopted by the shareholders and directors of Circle authorizing this transaction; and

                  (vi) all other items, the delivery of which is a condition precedent to the obligations of Vanguard as set forth herein.

                  (vii) the legal opinion required by Section 12(d) hereof.

         (b) Vanguard will deliver or cause to be delivered to Circle:

                  (i) stock certificates representing the Vanguard Shares to be issued as a part of the stock exchange as described herein;

                  (ii) a certificate of the President of Vanguard, to the effect that all representations and warranties of Vanguard made under this Agreement are true and correct as of the Closing, the same as though originally given to Circle on said date;

                  (iii) certified copies of resolutions adopted by Vanguard's board of directors and Vanguard's Stockholders authorizing the Acquisition and all related matters described herein;

                  (iv) certificate from the jurisdiction of incorporation of Vanguard dated at or about the Closing Date that Vanguard is in good standing under the laws of said state;

                  (v) opinion of Vanguard's counsel as described in Section 11(l) above;

                  (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

                  (vii) resignation of the existing officer and director of Vanguard;

                  (viii)  all corporate and financial records of Vanguard; and

                  (ix) all other items, the delivery of which is a condition precedent to the obligations of Circle, as set forth in Section 12 hereof.

         16. Finder's Fees. Vanguard, represents and warrants to Circle, and Circle represents and warrants to Vanguard that neither of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby other than the arrangements described in Section 5(d) hereof. In this regard, Vanguard, on the one hand, and Circle on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability other than as disclosed herein.

         17. Miscellaneous.

         (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         (c) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

         (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

         (e) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (g) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

         (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

         (i) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

         (j) Time. Time is of the essence.

         (k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                        VANGUARD ENTERPRISES, INC.

                                        By:___________________________________
                                           Lynn Dixon, President and Secretary


                                        ________________________________________
                                        Lynn Dixon, individually

                                        CIRCLE OF FIRE STUDIOS, INC.


By: ______________________________      By: __________________________________
     J.P. McCormick, Secretary                Richard F. Noll, President

ASSOCIATED CORPORATE SERVICES           SHAREHOLDERS OF CIRCLE OF FIRE
                                        STUDIOS, INC.


By:_______________________________      ______________________________________
                                        Richard F. Noll

__________________________________      ______________________________________
Richard Noll, Sr.                                J. P. McCormick

__________________________________      ______________________________________
Steve Lunstrum                                   Ellen Noll

__________________________________      SCANDINAVIA ONLINE
Graham Evans

__________________________________      By: ______________________________
Nelson Crowle

__________________________________
Shamus Young

                                   EXHIBIT "A"

                     To Agreement and Plan of Reorganization

                           List of Circle Stockholders

                                       Circle               Vanguard Shares to
Name                                   Shares              be Issued at Closing
----                                   ------              ---------------------
Richard F. Noll                       1,641,500                 3,783,449

J.P. McCormick                        1,620,141                 3,734,219

Ellen Noll                               10,641                   24,526

Scandinavia Online                       67,000                  154,427

Associated Corporate Services            50,000                  115,244

Richard Noll, Sr.                        18,000                   41,488

Steve Lunstrum                            5,000                   11,524

Graham Evans                             50,000                  115,244

Nelson Crowle                             8,625                   19,879

Shamus Young                             65,000                  149,816



                                     3,535,907                 8,149,816
                                     =========                 =========


                          List of Circle Option Holders

                                         Circle Shares             Circle Exercise              Number of Vanguard        Exercise
Name                                      Under Option                 Price                   Shares under Option          Price
----                                     -------------             ---------------             --------------------       --------
Roland Vilett                               25,000                     $1.00                          57,622                 $.43
                                            25,000                     $1.00                          57,622                 $.43

Jeff Schwartz                              150,000                     $1.00                         345,730                 $.43

Mandee Tatum                                10,000                     $1.00                          23,049                 $.43
                                           -------                                                   -------
                                           210,000                                                   484,023
                                           =======                                                   =======


                                   EXHIBIT "B"


                     To Agreement and Plan of Reorganization

                Form of Amendment to Certificate of Incorporation

                           VANGUARD ENTERPRISES, INC.
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION


         Vanguard Enterprises, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.
         DOES HEREBY CERTIFY:
         1st: That by unanimous written consent of the Board of Directors of Vanguard Enterprises, Inc., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing approval by the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the FIRST article thereof so that, as amended, said Article shall read as set forth below:

                  FIRST:  The name of this corporation shall be:
         Activeworlds.com, Inc.

         2nd: The Corporation has effectuated a 2 to 1 reverse stock split effective with the commencement of business on January 22, 1999, as to shares outstanding at the opening of business on January 21, 1999. Said reverse split reduces the outstanding shares from 1,000,000 shares to 500,000 shares but does not reduce the Corporation's authorized shares of common stock.

         3rd: That thereafter, pursuant to resolution of its Board of Directors, a written approval by majority consent of the stockholders of said Corporation was duly received in accordance with the General Corporation law of the State of Delaware, by which consent the necessary number of shares as required by statute were voted in favor of the amendment.

         4th: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and the necessary number of shares as required by statute were voted in favor of the amendment.

         IN WITNESS WHEREOF, said Vanguard Enterprises, Inc., has caused this certificate to be signed by Lynn Dixon, its President and its Secretary-Treasurer, this day of January, 1999.


                                              By:
                                                 ------------------------------
                                                    Lynn Dixon, President and
                                                       Secretary - Treasurer

                                   EXHIBIT "C"


                     To Agreement and Plan of Reorganization

                            Form of Investment Letter

                                INVESTMENT LETTER



TO THE BOARD OF DIRECTORS OF VANGUARD ENTERPRISES, INC. ("Corporation")

     The undersigned hereby represents to the Corporation, that (1) the shares of the Corporation's common stock (the "Securities") which are being acquired by the undersigned are being acquired for his own account and for investment and not with a view to the public resale or distribution thereof; (2) the undersigned will not sell, transfer or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (3) he is aware that the Securities are "restricted securities" as that term is defined in Rule 144 or the General Rules and Regulations under the Act.

     The undersigned acknowledges that he has been afforded access to disclosure documents and information regarding the Corporation as requested by the undersigned.

     The undersigned further acknowledges that he has had an opportunity to ask questions of and receive answers from duly designated representatives of the Corporation concerning the terms and conditions pursuant to which the Securities are being purchased. The undersigned acknowledges that he has been afforded an opportunity to examine such documents and other information which he has requested for the purpose of verifying the information set forth in the documents referred to above.

     The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     The undersigned further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of securities, in limited amounts, in accordance with the terms and conditions of that Rule.

     The Company is the only person which may register its Securities under the Act and it currently is not contemplating registering any of its Securities. Furthermore, the Company has not made any representations, warranties or covenants to the undersigned regarding registration of the Securities or compliance with any exemption under the Act.

      By reason of my knowledge and experience in financial and business matters in general, and investments in particular, I am capable of evaluating the merits and risks of an investment by me in the Securities.

     I am capable of bearing the economic risks of an investment in the Securities. I fully understand the speculative nature of the Securities.

     My present financial condition is such that I am under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

     Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear the following legend, which the undersigned has read and understands:

         The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     The undersigned further agrees that the Corporation shall have the right to issue stop-transfer instructions to its transfer agent and acknowledges that the Corporation has informed the undersigned of its intention to issue such instructions.

                                                 Very truly yours,



                                                 ------------------------------
                                                 Date:___________ , 1999